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                                                                 June 10, 1994


UAL Corporation
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007


Dear Ladies and Gentlemen:

     We have acted as special counsel to UAL Corporation ("UAL") and United Air Lines, Inc. ("United"), each a Delaware corporation, in connection with the Recapitalization, as defined and described in Amendment No. 3 to Form S-4 Registration Statement dated June 10, 1994, which includes the Proxy Statement/Joint Prospectus, as amended (the "Registration Statement") (unless otherwise indicated each defined term has the meaning ascribed to it in the Registration Statement).

     Under the Recapitalization, each Old Share that is outstanding at the Effective Time would be converted into, and become a right to receive:

         (a) if the Offerings are consummated, (1) one half (0.5) of a share of new common stock, par value $0.01 per share, of UAL ("New Share") and (2) cash in an amount equal to the sum of (I) $25.80, (II) the proceeds (without deducting the underwriting discount or other costs) from the sale by United of $15.55 principal amount of Series A Debentures due 2004 and $15.55 principal amount of Series B Debentures due 2014 from the United Debt Offerings and
(III) the proceeds (without deducting the underwriting discount or other costs) from the sale by UAL of 1.244 depositary shares representing interests in $31.10 liquidation preference of UAL's Series B Preferred Stock, without par value, from the UAL Preferred Offering; or

UAL Corporation
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007
June 10, 1994
Page 2


         (b) if the Offerings are not consummated, (1) one half (0.5) of a New Share, (2) $25.80 in cash, (3) $15.55 principal amount of Series A Debentures, (4) $15.55 principal amount of Series B Debentures and (5) Depositary Preferred Shares representing interests in $31.10 liquidation preference of Public Preferred Stock.


     As counsel to UAL and United, we have assisted in the preparation of the Registration Statement filed with the Securities and Exchange Commission on June 10, 1994, under the Securities Act of 1933, as amended. In connection with this opinion, we have examined and are familiar with originals and copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to (i) the Recapitalization being consummated in the manner described in the Registration Statement, (ii) the accuracy of the facts concerning the Recapitalization that have come to our attention during our engagement and (iii) certain representations made by UAL and United in connection with the issuance of our opinion, the description contained in the Proxy Statement/Joint Prospectus, included in the Registration Statement, under the heading "Certain Federal Income Tax Consequences," although general in nature, fairly and accurately sets forth our opinion as to the matters addressed therein. We express no opinion as to whether such description addresses all of the U.S. federal income tax consequences of the Recapitalization that may be applicable to any particular stockholder, UAL or

UAL Corporation
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007
June 10, 1994
Page 3


United. In addition, we express no opinion as to the U.S. federal, state, or local, or foreign or other tax consequences, other than as set forth in the Proxy Statement/Joint Prospectus, included in the Registration Statement, under the heading "Certain Federal Income Tax Consequences."

     This letter is furnished to you solely for use in connection with the Recapitalization, as described in the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purposes without our express written permission.

     We hereby consent to the use of this opinion as an exhibit to the Form S-4 and to the reference to our firm under the heading "Certain Federal Income Tax Consequences" in the Form S-4. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                       Very truly yours,



                                       Skadden, Arps, Slate
                                          Meagher & Flom